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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement (Form N-1A) (No. 33-11495) of Voyageur Mutual Funds II, Inc. (comprised of Delaware Tax-Free Colorado Fund) of our report dated October 1, 1999, included in the 1999 Annual Report to shareholders.


/s/ Ernst & Young LLP
---------------------------------
    Ernst & Young LLP

Philadelphia, Pennsylvania
October 27, 1999

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Voyageur Mutual Funds, Inc. - Delaware Tax-Free Arizona Fund
Voyageur Insured Funds, Inc. - Delaware Tax-Free Arizona Insured Fund Voyageur Mutual Funds, Inc. - Delaware Tax-Free California Fund Voyageur Investment Trust - Delaware Tax-Free California Insured Fund Voyageur Mutual Funds II, Inc. - Delaware Tax-Free Colorado Fund Voyageur Investment Trust - Delaware Tax-Free New Mexico Fund

We have audited the accompanying statements of net assets of Delaware Tax-Free Arizona Fund, Delaware Tax-Free Arizona Insured Fund, Delaware Tax-Free California Fund, Delaware Tax-Free California Insured Fund, Delaware Tax-Free Colorado Fund and Delaware Tax-Free New Mexico Fund (the "Funds") and the statement of assets and liabilities for the Delaware Tax-Free Arizona Insured Fund and Delaware Tax-Free California Insured Fund as of August 31, 1999, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the periods indicated therein, and the financial highlights for each of the periods presented from January 1, 1997 through August 31, 1999. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods presented through December 31, 1996 were audited by other auditors whose reports thereon dated February 14, 1997 expressed unqualified opinions on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds at August 31, 1999, the results of their operations for the year then ended, the changes in their net assets for each of the periods indicated therein, and their financial highlights for each of the periods presented from January 1, 1997 through August 31, 1999, in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania
October 1, 1999


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                                                          One Commerce Square
                                                          Philadelphia, PA 19103

Delaware Investments

                                                            1933 Act Rule 485(b)
                                                      1933 Act File No. 33-11495
                                                      1940 Act File No. 811-4989

November 1, 1999

Filed via EDGAR (CIK #0000809872)
---------------------------------


Securities and Exchange Commission
Document Control
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      File No. 33-11495
         VOYAGEUR MUTUAL FUNDS II-
         DELAWARE TAX-FREE COLORADO FUND
         FORM N-1A
         ---------------------------------

Ladies and Gentlemen:

Pursuant to Rule 485(b) of the Securities Act of 1933, submitted electronically via the EDGAR system, please find Post-Effective Amendment No. 27 on behalf of Voyageur Mutual Funds II (the "Registrant").

The Prospectus and Statement of Additional Information relating to the Registrant's series are included in and filed with Post-Effective Amendment No. 24 of Voyageur Mutual Funds (File Nos. 33-63238 and 811-7742), and are incorporated by reference into the registration statement.

This filing is being made to make current the Registrant's financial statements and to make certain non-material changes which the Registant deems appropriate.

The financial statements incorporated into Registrant's Statement of Additional Information which appear in Registrant's Annual Report, will be distributed to shareholders and will accompany any response to requests for the Registrant's Statement of Additional Information. The Registrant's Statement of Additional Information and Annual Report will be furnished to shareholders upon request and without charge.


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Securities and Exchange Commission
November 1, 1999
Page 2


The undersigned counsel has reviewed the enclosed Amendment and represents that it does not contain any disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

If there are any questions or comments about the enclosed filing, please call the undersigned at (215) 255-1477 or Eric E. Miller, Esquire at (215) 255-1255.

Very truly yours,


/s/Michael T. Pellegrino
--------------------------
Michael T. Pellegrino
Assistant Vice President/
Assistant Secretary/
Senior Counsel

Enclosure